Exhibit 25.1
______________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2) _____

U.S. BANK TRUST NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

41-1973763
I.R.S. Employer Identification No.

300 East Delaware Avenue, 8th Floor Wilmington, Delaware	19809
(Address of principal executive offices)	(Zip Code)

Patrick J.Crowley
U.S. Bank Trust National Association
100 Wall Street, Suite 1600
New York, NY 10005
Telephone (212) 361-2505
(Name, address and telephone number of agent for service)

NORFOLK SOUTHERN CORPORATION
(Exact name of obligor as specified in its charter)

Virginia	52-1188014
(State or other jurisdiction of incorporation or organization)	(I. R. S. Employer Identification No.)

Three Commercial Place Norfolk, Virginia	23510-2191
(Address of principal executive offices)	(Zip Code)

SENIOR DEBT SECURITIES
(Title of the Indenture Securities)

______________________________________________________________________________

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.
Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15.
The Trustee is a Trustee under other Indentures under which securities issued by the obligor are outstanding.  There is not and there has not been a default with respect to the securities outstanding under other such Indentures.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

Exhibit 1.	A copy of the Articles of Association of the Trustee now in effect, incorporated herein by reference to Exhibit 1 of Form T-1, Document 6 of Registration No. 333-84320.

Exhibit 2.	A copy of the certificate of authority of the Trustee to commence business, incorporated herein by reference to Exhibit 2 of Form T-1, Document 6 of Registration No. 333-84320.

Exhibit 3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 of Form T-1, Document 6 of Registration No. 333-84320.

Exhibit 4.	A copy of the existing bylaws of the Trustee, as now in effect, incorporated herein by reference to Exhibit 4 of Form T-1, Document 6 of Registration No. 333-113995.

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 of Form T-1, Document 6 of Registration No. 333-84320.

Exhibit 7.	Report of Condition of the Trustee as of September 30, 2012, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 8th day of January, 2013.

U.S. BANK TRUST NATIONAL ASSOCIATION

By:	/s/ Patrick J. Crowley
Name:	Patrick J. Crowley
Title:	Vice President

 Exhibit 7
U.S. Bank Trust National Association
Statement of Financial Condition
As of September  30, 2012
($000’s)
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1)______________________________	9,986
b. Interest-bearing balances (2)___________________________________________________	532,055
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)___________________________	0
b. Available-for-sale securities (from Schedule RC-B, column D)__________________________	0
3. Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold____________________________________________________________	0
b. Securities purchased under agreements to resell (3)_________________________________	0
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale__________________________________________________	0
b. Loans and leases, net of unearned income_______________________________________0
c. LESS: Allowance for loan and lease losses_______________________________________0
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)____________	0
5. Trading assets (from Schedule RC-D)_______________________________________________	0
6. Premises and fixed assets (including capitalized leases)________________________________	143
7. Other real estate owned (from Schedule RC-M)_______________________________________	0
8. Investments in unconsolidated subsidiaries and associated companies_____________________	0
9. Direct and indirect investments in real estate ventures__________________________________	0
10. Intangible assets:
a. Goodwill___________________________________________________________________	16,000
b. Other intangible assets (from Schedule RC-M)_____________________________________	1,994
11. Other assets (from Schedule RC-F)_______________________________________________	22,548
12. Total assets (sum of items 1 through 11)___________________________________________	582,726

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements, regardless of maturity.

LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)_________	0
(1) Noninterest-bearing (1)___________________________________________________0
(2) Interest-bearing_________________________________________________________0
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased (2)____________________________________	0
b. Securities sold under agreements to repurchase (3)_________________________________	0
15. Trading liabilities (from Schedule RC-D)____________________________________________	0
16. Other borrowed money (includes mortgage indebtedness and obligations
under capitalized leases) (from Schedule RC-M)_____________________________________	0
17. and 18. Not applicable
19. Subordinated notes and debentures (4)_____________________________________________	0
20. Other liabilities (from Schedule RC-G)______________________________________________	18,581
21. Total liabilities (sum of items 13 through 20)_________________________________________	18,581
22. Not applicable

EQUITY CAPITAL
Bank Equity Capital
23. Perpetual preferred stock and related surplus________________________________________	0
24. Common stock________________________________________________________________	1,000
25. Surplus (excludes all surplus related to preferred stock)________________________________	466,570
26. a. Retained earnings___________________________________________________________	96,575
b. Accumulated other comprehensive income (5)______________________________________	0
c. Other equity capital components (6)______________________________________________	0
27. a. Total bank equity capital (sum of items 23 through 26.c)______________________________	564,145
b. Noncontrolling (minority) interests in consolidated subsidiaries________________________	0
28. Total equity capital (sum of items 27.a and 27.b)_____________________________________	564,145
29. Total liabilities and equity capital (sum of items 21 and 28)_____________________________	582,726